                                                                    Exhibit 10.4

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                 AMENDMENT NO 1.

                              DATED MAY 9, 2007 TO

  AGREEMENT FOR MANUFACTURING AND SUPPLY OF ZILEUTON EFFECTIVE FEBRUARY 8, 2005

                                 BY AND BETWEEN

                         SHASUN PHARMA SOLUTIONS LIMITED

                                       AND

                           CRITICAL THERAPEUTICS, INC.

     THIS AMENDMENT NO. 1 dated May 9, 2007 (the "Amendment") to the Original Agreement (as defined below) is entered into by and between:

(1) SHASUN PHARMA SOLUTIONS LIMITED (Company Number 05712796), a corporation duly organized and validly existing under the laws of England whose registered office is at Dudley, Cramlington, Northumberland, NE27 7QE ("Shasun"); and

(2) CRITICAL THERAPEUTICS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware whose principal office is at 60 Westview Street, Lexington, MA, 02421, USA ("CTI").

BACKGROUND

(A)  CTI and Rhodia (as defined below) entered into the Original Agreement.

(B) By way of a Deed of Novation, dated March 14, 2007, set out in Exhibit 1 attached hereto to this Agreement, the benefits and obligations of Rhodia under the Original Agreement (as defined below) were novated to Shasun.

(C) The parties wish to vary the terms of the Original Agreement as set out in this Amendment.

1.   INTERPRETATION

     1.1 In this Amendment the following expressions have the following meanings:

"the Original Agreement"   Agreement for Manufacturing and Supply of ZILEUTON
                           dated February 8, 2005 by and between CTI and Rhodia;
                           and

"Rhodia" Rhodia Pharma Solutions Limited (CN 00857670) whose registered office is at Oak House, Reeds Crescent, Watford, Herts, WD24 4DP.

     1.2 Expressions defined in the Original Agreement bear the same meaning in this Amendment.

2.   AMENDMENTS

     In consideration of the payment by CTI to Shasun of $1 (one U.S. dollar), receipt of which is hereby acknowledged, the parties agree to amend the terms of the Original Agreement as set out in Schedule 1 attached hereto to this Amendment.

3.   GENERAL

     3.1 For the avoidance of doubt all other provisions of the Original Agreement not specifically amended by this Amendment shall remain unamended by this Amendment and in full force and effect.

     3.2 This Amendment shall be read and construed with and form part of the Original Agreement.

              [Remainder of this page is intentionally left blank]

     IN WITNESS whereof CTI and Shasun have entered into this Amendment on the 9th day of May 2007.

CRITICIAL THERAPEUTICS, INC.


By: /s/ Trevor Phillips
    ---------------------------------
Name: Trevor Phillips, Ph.D.
Title: Chief Operating Officer
Date: May 9, 2007


SHASUN PHARMA SOLUTIONS LIMITED


By: /s/ Michel Spagnol
    ---------------------------------
Name: Michel Spagnol
      -------------------------------
Title: Vice President
       ------------------------------
Date: May 9, 2007

                                   SCHEDULE 1

1. All reference to "Calendar Year" throughout the Original Agreement shall be amended to be references to "Contract Year" except in Section 1.7 of the Original Agreement.

2.   Clause 1.1.5 of the Original Agreement shall be amended to read as follows:

     "1.15 Initial Delivery Period

          Shall mean the period commencing with the Effective Date and ending on March 31, 2008.

3.   Clause 10.1 of the Original Agreement shall be amended to read as follows:

     "10.1 This Agreement shall enter into force as of the Effective Date of the Agreement and, unless earlier terminated, shall continue in full force and effect through the earlier of the two following dates:

          a) the date upon which [**] metric tons of Compound has been purchased by CTI from Shasun to CTI, or

          b)   December 31, 2010,

     and this Agreement shall automatically renew for successive Contract Years thereafter (collectively, the "Term") at the Compound price last in effect in the immediately preceding Contract Year, unless Shasun provides CTI with not less than eighteen (18) months prior written notice of cancellation of this Agreement.

4.   Clause 2.1(b)(ii) shall be amended to read as follows:

     2.1 (b) (ii) Compound Delivery Volumes: Subject to the terms of this Agreement, during the Initial Delivery Period, Shasun will manufacture at the Manufacturing Site under cGMP, and CTI will purchase, [**] metric tons of commercial scale batches of Compound. Subject to the terms of this Agreement, during each Calendar Year after the earlier of (i) the date upon which [**] metric tons of Compound has been purchased by CTI from SHASUN, or (ii) December 31, 2010, SHASUN will manufacture at the manufacturing Site under cGMP, and CTI will purchase, the Annual Contract Volume.

5. Clause 2.1(b)(iv) of the Original Agreement shall be amended to read as follows:

     "(iv) Right of First Refusal: Upon the earlier of (i) the date upon which [**] metric tons of Compound has been purchased by CTI from Shasun, or
          (ii) December 31, 2010, CTI hereby grants to Shasun the right of first refusal to supply CTI and its Affiliates with an additional [**] percent ([**]%) of their total annual Compound requirements (or in the first or final year of this Agreement, if relevant, a pro rata proportion of the same) above [**] percent ([**]%) of such volume under this Agreement ("Excess Compound Demand"), which right shall be exercisable by SHASUN for all or any part of such Excess Compound Demand that SHASUN is capable of producing subject to the capacity limitations at the Manufacturing Site for any such Contract Year by written notice issued to CTI within fifteen (15) days after the date that SHASUN first receives from CTI firm orders for Compound for that Contract Year under Section 2.1(b)(iii) above (i.e., forecast due date from CTI of April 1st of each Contract Year covering the twenty-four (24) month period commencing with July 1st of that year) (the "Exercise Period"). If SHASUN has received written notice from CTI on or prior to an Exercise Period, containing reasonably detailed information and supporting documents for SHASUN' evaluation (subject always to any confidentiality obligations to Third Parties to which CTI or its Affiliates may be bound), that CTI and/or one or more of its Affiliates have received a written offer, binding upon a Third Party supplier(s) of Compound, to supply CTI and/or its Affiliates with between [**] percent ([**]%) and [**] percent ([**]%) of its Compound requirements for the succeeding Contract Year and such offer, or offers on average if there are more than one, evidence a lower price delivered to the final destination designated by CTI than that which will be payable hereunder during such succeeding Contract Year, taking into account [**], then SHASUN' right of first refusal for the Excess Compound Demand represented by such offer(s) shall be subject to SHASUN' agreement to supply such Excess Compound Demand hereunder at a price that is more favorable to CTI than such offered price. If SHASUN does not exercise its right of first refusal with an agreement by SHASUN to supply all or any part of such Excess Compound Demand at a price that is more favorable to CTI than the offered price, then CTI shall be free to purchase any Excess Compound Demand so declined by SHASUN for the relevant succeeding Contract Year from the Third Party supplier(s) who has made the competitive offer."

6.   Clause 10.2 shall be amended to read as follows:

          "10.2 CTI shall have the right to terminate this Agreement for any reason upon twelve (12) months advance written notice to SHASUN, provided that, save in the circumstances set out in clauses 10.4, 10.5 and 10.6, CTI may not terminate this Agreement prior to the earlier of
          (i) the date upon which [**] metric tons of Compound has been purchased by CTI from SHASUN, or (ii) December 31, 2010. Notwithstanding anything contained in the Agreement, CTI shall have the right to terminate this Agreement upon 30 days' prior written notice in the event that any governmental agency takes any action, or raises any objection, that prevents CTI from importing, exporting, or selling the Drug Product or the Compound."

7.   Clause 2.1 c to be amended to read as follows:

               "All deliveries of Compound shall be made by RPS to CTI, either [**] or other mutually agreed upon third party warehouse or [**] (per INCOTERMS 2000) as the Parties shall agree based upon CTI's firm Compound orders, and title and risk of loss to the Compound shall pass from RPS to CTI upon completion of delivery as aforesaid. CTI shall be the importer of record and shall be responsible for paying all customs duties and any other importation charges and fees on any Compound brought into the United States, including without limitation any [**] that Shasun must maintain at the manufacturing site, but CTI shall not take title to the Compound until delivered to the carrier selected by CTI and/or its designated agent at the manufacturing site."

8.   Clause 2.1 d to be amended to read as follows:

     "During the Term of this Agreement, Shasun agrees to [**], as requested by CTI, an [**] of Shasun's then-current monthly production capacity of Compound at the Manufacturing Site, or [**] agreed between the Parties ("Safety Stock") to support Shasun' [**]."

                                    EXHIBIT 1
                                DEED OF NOVATION

                                DEED OF NOVATION

THIS DEED is made on March 14, 2007

BY AND AMONG

(1) Rhodia Pharma Solutions Limited (a company incorporated in accordance with English law with company number 857670) of Oak House, Reeds Crescent, Watford, WD24 4QP ("RHODIA")

(2) Critical Therapeutics, Inc. (a corporation duly organized and validly existing under the laws of the state of Delaware) with a principal place of business at 60 Westview Street, Lexington, MA 02421 USA ("CTI").

(3) Shasun Pharma Solutions Limited (a company incorporated in accordance with English law with company number 05712796) whose registered office is at Dudley, Cramlington, Northumberland,NE23 7QG) ("SHASUN").

BACKGROUND

A CTI and Rhodia are parties to the Agreement for Manufacturing and Supply of ZILEUTON made as of February 8, 2005 (the "CONTRACT").

B Rhodia together with its affiliated companies has entered into an agreement to sell, among other things, the business of custom manufacturing active pharmaceutical ingredients and manufacture and sale of products from its sites in Dudley and Annan, United Kingdom to Shasun and its affiliates. Completion of the sale took place on March 31, 2006 (the "EFFECTIVE DATE").

C Rhodia is now transferring all of its rights and obligations in respect of the Contract to Purchaser and Purchaser has agreed to assume the obligations of Rhodia under the Contract as set out below.

AGREEMENT

1. In accordance with the provisions of clause 12.1 of the Contract, with effect from the Effective Date, Rhodia assigns all its rights and obligations under the Contract to Shasun.

2. In consideration of the assignment, Shasun undertakes to CTI with effect from the Effective Date to perform and be bound by the Contract in place of Rhodia.

3. In consideration of Purchaser's undertaking set out in paragraph 2 of this Deed, with effect from the Effective Date, CTI releases Rhodia from its obligations under the Contract save for any past liabilities which have not been discharged by Rhodia at the Effective Date, accepts Shasun's undertaking to perform and be bound by the Contract in place of Rhodia as from Effective Date.

4. With effect from the Effective Date, Rhodia releases and discharges CTI from all obligations owed to Rhodia under the Contract save for any past liabilities which have not been discharged by CTI at the Effective Date.

5. A person who is not party to this deed, other than Shasun and Company or any of its affiliates, shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this deed. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

6. Obligations if any still owing by Rhodia to CTI prior to the Effective Date will remain Rhodia's responsibility.

7. This deed shall be governed by and construed in accordance with English law. The parties irrevocably agree that the courts of England are to have exclusive jurisdiction in relation to any questions or disputes which may arise in connection with this deed, save in relation to enforcement in which case English law and jurisdiction shall be non-exclusive.

8. This deed constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding between the parties, whether written or oral.

 EXECUTED as a DEED but not delivered until the date hereof for and on behalf of SHASUN PHARMA SOLUTIONS LIMITED


By: /s/ Michel Spagnol, Ph.D
    ---------------------------------
Title: Vice President
Date: March 14th, 2007

EXECUTED as a DEED but not delivered until the date hereof for and on behalf of RHODIA PHARMA SOLUTIONS LIMITED


/s/ illegible
-------------------------------------
Director

EXECUTED as a DEED but not delivered until the date hereof for and on behalf of CRITICAL THERAPEUTICS, INC

CRITICAL THERAPEUTICS, INC.


By: /s/ Trevor Phillips
    ---------------------------------
Name: Trevor Phillips, Ph.D.
Title: Chief Operating Officer and
       Senior Vice President of
       Operations